Exhibit 99.1

Precipio Announces Preliminary Q1 2018 Year-over-Year Revenue Increase of 286%

Growth resulting from commercial team reorganization, product and service cross-selling, and increased business stabilization

NEW HAVEN, CT, (May 14th, 2018) – Specialty diagnostics company Precipio, Inc. (NASDAQ:PRPO), announces preliminary, unaudited 1st quarter 2018 revenues of approximately $712,000, representing a 286% increase from the same quarter in the prior year.

Drivers of revenue growth that have been completed in Q1 2018 include:

●	a restructured and expanded sales staff, including a new VP of sales, and sales reps with years of directly relevant industry sales experience
●	dedication of separate sales infrastructure to pathology services and ICE COLD PCR™ (ICP) / Pharma projects
●	increased cross-selling of pathology services with ICP lung cancer treatment resistance panel as well as others

The sequential decrease from Q4 2017’s revenues was due to that quarter’s catch up of backlog resulting from prior months’ lab closing and relocation from Omaha to our headquarters in New Haven, CT. Q1 2018 revenues represent what we feel is a more normalized growth trend resulting from the stabilization of operations following a year of financial and corporate restructuring.

“With the completion of our sales reorganization and increasing business stabilization, we are focused on aggressively capturing market share with our disruptive diagnostic products and services,” commented Ilan Danieli, CEO. “The growth we are experiencing in Q1 reflects the strides being made by our sales team and the improved business activity resulting from our initiatives.”

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, initially the Yale School of Medicine, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Disclaimer

The financial data for the quarter ended March 31, 2017 set forth above is preliminary and is based on information available to management as of the date of this press release and is subject to completion by management of Precipio’s financial statements. Precipio’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary financial data and accordingly do not express an opinion or any other form of assurance with respect thereto.

 Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including other financial projections and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries

investors@precipiodx.com

+1-203-787-7888